Exhibit  1.1

                                   NBI, INC.
                            a Delaware Corporation

                        A MINIMUM OF 370,000 UNITS AND
                         A MAXIMUM OF 1,000,000 UNITS
 EACH UNIT CONSISTING OF ONE SHARE OF SERIES A CUMULATIVE PREFERRED STOCK AND TWO DETACHABLE COMMON STOCK PURCHASE WARRANTS, EXERCISABLE AT $1.20 PER SHARE


                           SELECTED DEALER AGREEMENT

     Dated  as  of                              ,  1998

________________________
________________________
________________________

Gentlemen:

     NBI, Inc. (the "Company"), a Delaware corporation, has filed a Registration Statement on Form SB-2 (SEC File No. 333-63053) (the "Registration Statement") relating to the offering (the "Offering") by the Company of a minimum of 370,000 Units and a maximum of 1,000,000 Units, each Unit (a "Unit") consisting of one share of Series A Cumulative Preferred Stock ("Shares") and two detachable Common Stock Purchase Warrants, exercisable at $1.20 per share (each a "Warrant"). The purchase price for a Unit shall be $10.00 per Unit, $9.42 of which shall represent the purchase price for a Share and $.29 of which shall represent the purchase price for each Warrant. The minimum purchase by any investor shall be 10,000 Units ($100,000) which minimum purchase amount may be waived by the Company in its sole discretion.

     The Company intends to offer the Units through its own officers and employees but has elected to engage you as a selected dealer (the "Selected Dealer") to participate in the Offering on the terms and subject to the provisions of this agreement (the "Agreement"). The offer and sale of Units will be made in accordance with the Registration Statement (reference to which shall be deemed to include the Prospectus included therein, any supplements and amendments thereto, and all financial statements and exhibits that are included therein). All capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Registration Statement. For purposes of this Agreement, a "Closing" shall refer to and mean any sale of the Units being offered and payment of the funds on deposit with the escrow account or otherwise, as referred to in Section 4 hereof; and "Closing Date" shall refer to and mean the date of any Closing.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
          1. Representations and Warranties of the Company. The Company represents and warrants to, and covenants and agrees with, the Selected Dealer as of the date hereof, and as of the date of each Closing, if any, as follows:

               a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") the Registration Statement, and amendments thereto, on Form SB-2, including any related Prospectus, which Registration Statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission under the Act (the "Rules and Regulations").

               b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or any part thereof and no proceedings for a stop order suspending the qualification of the Registration Statement or any of the Company's
securities  have  been  instituted  or  are  pending  or  threatened.    The
Registration Statement, at the time of filing thereof, conformed with the requirements of the Act and the Rules and Regulations, and the Registration Statement, at the time of filing thereof, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               c) When the Registration Statement becomes effective and at all times subsequent thereto up to each Closing Date, if any, and during such longer period as a Prospectus may be required to be delivered in connection with sales by the Company or the Selected Dealer, the Registration Statement will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; and at and through such dates, neither the Registration Statement, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               d) The Company and each of its subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries") have been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each of the Company and the Subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters) necessary to own or lease its properties and conduct its business as described in the Registration Statement. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign laws, rules and regulations on the Company's and the Subsidiaries' businesses as currently conducted and as contemplated are correct in all respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

               e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Registration Statement under "Capitalization" and "Description of Capital Stock" and will have the adjusted capitalization set forth therein on the Closing Dates, if any, based upon the assumptions set forth therein. Neither the Company nor any Subsidiary is a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Registration Statement. The Shares, Warrants and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to the description thereof contained in the Registration Statement. All issued and outstanding securities of the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; and none of such securities were issued in violation of the preemptive rights or other similar rights of any holders of any security of either the Company or any Subsidiary. The Shares and shares of Common Stock underlying the Warrants (the "Warrant Shares") are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares, Warrants and Warrant Shares has been duly and validly taken; and the certificates representing the Shares and Warrants, when delivered by the Company, will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Shares and Warrants to be sold by the Company hereunder and thereunder, the purchasers thereof will acquire good and marketable title to such Shares and Warrants, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever asserted against the Company or any affiliate (within the meaning of the Rules and Regulations) of the Company.

               f) The consolidated financial statements of the Company and the notes thereto included in the Registration Statement fairly present the financial position, income, changes in stockholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. The as adjusted and/or pro forma financial information included in the Registration Statement present fairly, in all material respects, the information shown therein and have been properly compiled on the basis described therein. The assumptions underlying such as adjusted and/or pro forma financial information are reasonable and the adjustments made therein are appropriate to give effect to the transactions or circumstances referred to therein. The financial information set forth in the Registration Statement under the heading "Capitalization" fairly presents, on the basis stated in the Registration Statement, the information set forth therein and such financial information has been derived from or compiled on a basis consistent with that of the financial statements included in the Registration Statement.

               g) The Company and each Subsidiary maintain insurance policies, including, but not limited to, general liability, property, personal and product liability insurance, and surety bonds which insure such entities, their employees and patrons and such other persons to whom such entities may become liable against such losses and risks generally insured against by comparable businesses.

               h) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding (including, without limitation, those pertaining to environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or businesses of, the Company or any Subsidiary which (i) questions the validity of the capital stock of the Company or any Subsidiary, this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects), or (iii) would materially and adversely affect the condition, financial or otherwise, earnings, business affairs, position, prospects, stockholders' equity, value, operations, properties, businesses or results of operations of the Company and Subsidiaries taken as a whole.

               i) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Units, to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been or will be duly and properly authorized, executed and delivered by the Company. This Agreement constitutes or will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's issue and sale of the Units, execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement conflicts with or will conflict with, or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or any Subsidiary pursuant to the terms of (i) the articles of incorporation or by-laws of the Company or any Subsidiary, (ii) any material contract of the Company that is required to be filed as an exhibit to the Registration Statement or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any Subsidiary of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company, the Subsidiary or any of their activities or properties.

               j) The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form SB-2; there are no agreements, contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required; and the exhibits which have been filed are complete and correct copies of the agreements, contracts or other documents of which they purport to be copies.

          2. Representations and Warranties of the Selected Dealer. The Selected Dealer represents and warrants to, and covenants and agrees with, the Company as of the date hereof, and as of the date of each Closing, if any, as follows:

               a) The Selected Dealer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its organization, with all requisite corporate power and authority to conduct its business and to perform the obligations contemplated herein.

               b) This Agreement has been duly and validly authorized, executed and delivered by the Selected Dealer and constitutes your valid, binding and enforceable agreement, except to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and the indemnification provisions of this Agreement may be held to violate public policy (under either state or federal law) in the context of the offer or sale of Units.

               c) The execution and delivery of this Agreement by the Selected Dealer, and the performance of its obligations hereunder, will not result in a violation of, be in conflict with or constitute a default under any agreement or instrument to which its is a party or by which it or its properties are bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to it.

               d) The Selected Dealer is (and will continue to be during the term of this Agreement) a member in good standing of the NASD and agrees to abide by the Rules of Fair Practice of such association. The Selected Dealer is properly registered or licensed as a broker or dealer under applicable federal and state securities laws and regulations. The Selected Dealer, its affiliates, and its or their officers and directors (or any other person serving in a similar capacity) have not taken or failed to take any act, and are not subject to any order or proceedings, that would make them ineligible to serve as a Selected Dealer as contemplated by this Agreement.

          3.  Selected  Dealer's  Compensation.

               a) The Company hereby appoints the Selected Dealer as its non-exclusive agent to sell and to obtain purchasers for the Units at a price of $10.00 per Unit on a "best efforts" basis. Selected Dealer acknowledges and agrees that the Company, through its officers and employees, intends to offer Units.

               b) Subject to the effectiveness of the Registration Statement in compliance with the provisions of the Act and the Rules and Regulations and the availability for sale to the public, pursuant to law, of the Units and subject to the fulfillment of all of the obligations of the Company and compliance with all of the terms and conditions hereof by the Company and in reliance upon the warranties, representations and covenants made by the Company herein, the Selected Dealer accepts the foregoing non-exclusive agency and agrees to use its best efforts during the term of this Agreement to sell the Units when and as issuable at the public offering prices set forth above.

               c) As compensation for the services of the Selected Dealer herein, the Company shall allow the Selected Dealer, subject to the sale and receipt of funds for at least 370,000 Units (including Units sold by or through the Company or any other selected dealer), a sales commission of three percent (3%) of the public offering price on all Units sold by or through the Selected Dealer hereunder. Notwithstanding anything to the contrary contained in this Section 3, it is specifically contemplated that the Company will directly offer Units and may engage additional selected dealers to offer and sell Units to the public. With respect to direct sales by the Company or sales by any other selected dealers, the Selected Dealer shall not be entitled to receive a commission or any other compensation.

               d) The Company will pay and bear, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Units and their issuance and delivery to investors, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Units to the public, the fees and expenses of the Company's counsel and independent accountants, all travel costs incurred by the Company's personnel in connection with the offering, all cost and expenses incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments or supplements thereto, the costs of printing, reproducing and filing all exhibits to the Registration Statement, the cost of printing and furnishing to the Selected Dealer such copies of the Registration Statement and related documents as are reasonably requested by the Selected Dealer, and the cost of qualifying the Units under state securities or blue sky laws, including all filing fees and any other expenses and disbursements incurred in connection with such qualification, all costs of any due diligence informational meetings.


          4.  Escrow  Account

               a) Notwithstanding anything contained herein to the contrary, unless at least 370,000 Units have been sold on or prior to December 31, 1998, none of the Units will be sold to the public and the Offering will terminate and all monies received on subscriptions will be promptly refunded to all subscribers, without interest or deduction; provided that the Company may, in its sole discretion, extend the Initial Offering Expiration Date by up to 60 days so long as the conditions to such extension described in the Registration Statement under "Plan of Distribution" are satisfied. An escrow account (the "Escrow Account") shall be established by the Company with Southern California Bank for all monies to be received from the sale of securities being offered, until the date of acceptance of subscriptions for the sale of the Minimum Offering Amount. Such monies shall be deposited in full without any deductions for commissions and/or expenses.

               b) The Selected Dealer shall comply in all respects with the requirements of Rules 10b-9 and 15c-2-4 of the rules and regulations made by the Commission under the Securities Exchange Act of 1934, as amended. The Selected Dealer shall promptly deposit the proceeds of the sale of the Units in the Escrow Account for the benefit of the subscribers, until the Minimum Offering Amount is sold, and the same shall be held in such Escrow Account until the initial Closing Date, and upon such Closing Date the said funds, shall be promptly transmitted to the Company, who shall at said time provide such documents, certificates, receipts and any and all other papers or instruments as counsel may reasonably deem necessary or appropriate under the circumstances. Subsequent to the date of acceptance of subscriptions for the sale of the Minimum Offering Amount, the Selected Dealer must deliver all monies received from the sale of the securities directly to the Company.

          5. Covenants of the Selected Dealer. The Selected Dealer covenants and agrees with the Company that:

               a) The Selected Dealer or a person acting on its behalf shall furnish to each offeree, concurrently with making an offer to such offeree (and its purchaser representative, if such a representative has been selected), a copy of the Registration Statement or Prospectus, as it may have been amended or supplemented by the Company.

               b) The Selected Dealer will abide by, and take reasonable precautions to insure compliance with, all provisions contained in the Registration Statement and this Agreement regulating the terms and manner of conducting the Offering.

               c) The Selected Dealer will comply with all applicable requirements of the Act and the Rules and Regulations relating to the Offering contemplated hereby. The Selected Dealer shall not provide any information regarding the Company, in writing or otherwise, other than the information contained in the Registration Statement or such other information as is specifically authorized by the Company for use by the Selected Dealer in connection with the Offering.

               d) The Selected Dealer will comply with all applicable requirements of any state securities or "blue sky" law or rule or regulation promulgated thereunder. The Selected Dealer will not offer or sell any of the Units in any jurisdiction (i) prior to receiving written instructions from the Company that offers may be made in such jurisdiction and (ii) except in compliance with all applicable securities or "blue sky" laws.

          6. Covenants of the Company. The Company covenants and agrees with the Selected Dealer that:

               a) The Company will use its best efforts to cause the Registration Statement to become qualified and, during the term of this Agreement, will advise the Selected Dealer immediately and, if requested by the Selected Dealer, will confirm such advice in writing (i) when the Registration Statement has become qualified and when any post-qualification amendment thereto become qualified, or when any supplement to the Registration Statement or any amended Registration Statement has been filed; (ii) of any request by the Commission for any amendments or supplements to the Registration Statement or for additional information; (iii) of the issuance by the Commission of any order suspending or revoking the effectiveness of the Registration Statement for the sale of the Units hereunder or of any order preventing or suspending the use of any Prospectus or the institution of any proceedings for any such purposes; (iv) of the happening of any event which makes any statement in the Registration Statement untrue and which requires the making of any changes in the such Registration Statement in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) of the refusal to qualify or the suspension of the qualifications of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

               b) The Company will deliver to the Selected Dealer, without charge, in such quantities as the Selected Dealer may reasonably request, copies of each form of Registration Statement and Prospectus included therein. The Company consents to the use of each form of Registration Statement or Prospectus by the Selected Dealer in accordance with the Act and the Rules and Regulations.

               c) If, during such period of time as in the reasonable opinion of the Selected Dealer a Prospectus relating to the Offering is required to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the date of effectiveness of the Registration Statement to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will forthwith notify the Selected Dealer thereof and prepare and file with the Commission and furnish and deliver to the Selected Dealer and to others whose names and addresses are designated by the Selected Dealer, all at the cost of the Company, a reasonable number of the amended or supplemented Prospectuses or Registration Statements which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances when it is delivered to a purchaser, and which will comply in all respects with the Act.

               d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the completion of the Offering contemplated hereby and to satisfy all conditions which it is required to satisfy prior to the delivery by it of the Units being offered.

               e) Prior to the completion of the Offering, the Company will cooperate with the Selected Dealer in such investigations as the Selected Dealer may make or cause to be made of the properties, business and operations of the Company in connection with the offering of the Units and will make available to the Selected Dealer in connection therewith such information in its possession as the Selected Dealer may reasonably request.

          7. Conditions of Obligations of the Selected Dealer. The Selected Dealer's obligation to act as a non-exclusive agent of the Company hereunder and to find purchasers for the Units being offered and to arrange for payment to the Company for the Units purchased by or through it is subject to the accuracy of and compliance with the representations and warranties on the part of the Company herein as of the date hereof and as of the date of each Closing, to the performance by the Company of its obligations and covenants hereunder, and to the following further conditions:

               a) No stop order or other action suspending the qualification of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; and

               b) The Units being offered shall be qualified or an appropriate exemption from such qualification shall be available in such states as may be required under the securities laws of applicable states and any such qualification shall be in effect and not subject to any stop order or other proceeding on the date of qualification and on the date of each Closing.

          8.  Indemnification

               a) The Company agrees to indemnify and hold harmless the Selected Dealer and each person, if any, who controls the Selected Dealer within the meaning of the Act against any losses, claims, damages or liabilities to which such Selected Dealer or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based solely upon (i) any untrue statement of any material fact contained in the Registration Statement, Prospectus or any amendment or supplement thereto, or (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selected Dealer and each such controlling person for any legal or other expenses reasonably incurred by such Selected
Dealer or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, or
(iii) any violation of the Act or the Rules or Regulation by the Company in connection with any direct sale of Units or other securities by the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Selected Dealer agrees to indemnify and hold harmless the Company, its officers, employees, agents and affiliates against any losses, claims, damages or liabilities to which such Selected Dealer or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any breach or violation of any representation, warranty, covenant or other agreement contained in this Agreement, by the Selected Dealer or such controlling person or (ii) any violation of the Act or the Rules or Regulation by the Selected Dealer in connection with any sale of Units or other securities of the Company by the Selected Dealer. The Selected Dealer or such controlling person will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. This indemnity agreement will be in addition to any liability which the Company or Selected Dealer may otherwise have.

               b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the
"indemnified  party")  shall  promptly  notify  the  person  against whom such
indemnity  may  be  sought  (the  "indemnifying  party")  in  writing.    No
indemnification provided for in Section 8(a) shall be available to any party who shall fail to give notice as provided in this Section 8(b) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Selected Dealer in the case of parties indemnified pursuant to Section 8(a). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with written consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

               c) If the indemnification provided for in this Section 8 is unavailable to hold harmless an indemnified party under Section 8(a) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selected Dealer on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. No party shall be liable for contribution with respect to any claim or action settled without its consent which shall not be unreasonably withheld.

          9. Notices. Whenever in this Agreement it shall be required that notice or demand be given or served by either party hereto, such notice or demand shall be in writing and shall be delivered personally (including, receipted delivery service such as Federal Express) or forwarded by registered or certified mail, postage prepaid, addressed as follows:

To  Selected  Dealer:


To  Company:             NBI,  Inc.
                         1880  Industrial  Circle,  Suite  F
                         Longmont,  CO    80501
                         Attn:  Marjorie  A.  Cogan

With  a  copy  to:
                         NBI,  Inc.
                         701  Brickell  Ave,  Suite  2100
                         Miami,  FL    33131
                         Attn:  Morris  D.  Weiss


or elsewhere, as the respective parties hereto may from time to time designate in writing. Any notice given by certified or registered mail shall be deemed to have been given not later than forty-eight (48) hours after having been deposited in the United States mail.

          10. Termination. This Agreement may be terminated (i) by either party upon five (5) days prior written notice; provided, however, that any such termination shall not affect the rights and obligations of the parties pursuant to Section 8 hereof or the right of the Selected Dealer to receive compensation pursuant to Section 3 hereof, for the sale of Units the proceeds of which were deposited into the Escrow Account prior to termination of the Agreement but for which Closing did not occur until subsequent to termination; or (ii) in the event that the Company has not completed the sale of at least 370,000 Units by the Initial Offering Expiration Date (as such date may be extended as described in the Registration Statement).

          11. Successors. This Agreement has been and is made solely for the benefit of the Selected Dealer and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Units merely because of such purchase.

          12. Expenses. If either party is compelled to incur any expenses, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the ether party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses, including attorneys' fees, from the other party.

          13. Resolution of Disputes. Except as herein-after otherwise provided, any controversy or claim arising out of or relating to this Agreement or breach thereof shall be resolved by arbitration before a retired judge of the Superior Court of the State of Colorado for the County of Boulder (the "Superior Court") in the following manner:

          a) The arbitration shall begin by one party serving a complaint and a demand for arbitration upon the other parties. The party serving the demand shall include with the demand a list of five retired judges of the Superior Court from the then available list of retired judges willing to act as private judges. The responding party shall then have ten days to select the arbitrator from the list of five. If the selected arbitrator is unavailable, the responding party may choose another name; with the process repeated until the list of five is exhausted. If none of the five judges is available, the responding party may select a judge from the list of available retired judges.

          b) The arbitration shall take place in Boulder, Colorado at a time and place selected by the arbitrator.

          c)  The  parties  shall  evenly  divide the cost of the arbitrator's
fees.    The arbitrator shall have the power, as part of any award, to include these  fees  as  an  element  of  recovery.

          d) Should the arbitrator at any time prior to the commencement of the arbitration hearing become incapacitated or otherwise unable to fulfill his or her duties, the parties agree to seek a mutually agreeable replacement.

          e) Except as set forth by that procedure, the arbitrator's award shall be considered final, and not subject to appeal or collateral attack.

          f) This section shall only operate to require arbitration of claims for money damages. Should a party wish to seek injunctive or other non-monetary relief, those claims shall be brought in a court of competent jurisdiction.

          14.  Miscellaneous.

          a) This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby.

          b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. Subject to the provisions of Section 13 of this Agreement, any action relating to this Agreement or the transactions contemplated hereby shall be brought in the federal or state courts of the State of Colorado, County of Boulder.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Selected Dealer in accordance with its terms.


     Very  truly  yours,

NBI,  INC.,  a  Delaware  corporation


By:____________________________
Name:
Title:






The foregoing Selected Dealer Agreement is hereby confirmed and accepted as of the date first above written.


____________________________________________


By:_____________________________________
Name:
Title: